CNL Strategic Capital, LLC POS AM

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 19, 2019, in the Registration Statement (Form S-1 No. 333-222986) and related prospectus, as updated in Supplement No. 17, of CNL Strategic Capital, LLC for the registration of up to $1,100,000,000 in shares of its limited liability company interests.

/s/ Ernst & Young LLP

Charlotte, North Carolina

March 19, 2019